Exhibit 2.2

SIXTH AMENDMENT TO REAL ESTATE SALE AGREEMENT

THIS SIXTH AMENDMENT TO REAL ESTATE SALE AGREEMENT (“Amendment”) is made effective as of January 30, 2015 by and between Middleton Beverly Investors LLC, a Delaware limited liability company, together with its successors and assigns (“Purchaser”) and Axcelis Technologies, Inc. (“Seller”).

RECITALS

WHEREAS, Purchaser and Seller are parties to that certain Real Estate Sale Agreement dated October 3, 2014, which was amended by that certain (i) First Amendment to Real Estate Sale Agreement dated December 9, 2014, (ii) Second Amendment to Real Estate Sale Agreement dated December 17, 2014, (iii) Third Amendment to Real Estate Sale Agreement dated December 31, 2014, (iv) Fourth Amendment to Real Estate Sale Agreement dated January 7, 2015, and (v) Fifth Amendment to Real Estate Sale Agreement dated January 20, 2015 (collectively, the “Contract”), whereby Seller agreed to sell and convey to Purchaser and Purchaser agreed to purchase from Seller that certain real property known as 108 Cherry Hill Drive, Beverly, Massachusetts, 01915-1066, as more particularly described in the Contract (the “Property”); and

WHEREAS, Seller and Purchaser have revised the Form of Lease attached to the Contract as Exhibit H and desire to amend the Contract to reflect to appropriate Form of Lease.

AGREEMENT

NOW, THEREFORE, in consideration of Ten Dollars ($10.00), the above recitals, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Defined Terms.  Any capitalized terms not defined herein shall have the meanings ascribed to them in the Contract.  From and after the date hereof, all references contained in the Contract to “this Contract” or “this Agreement” shall mean and refer to the Contract, as amended by this Amendment.

2.             Section 5 — Purchase Price; Earnest Money.  The introductory phrase of Section 5 is hereby deleted and replaced with the following:  “The purchase price for the Property shall be Forty-Nine Million and No/100 Dollars ($49,000,000.00) (the “Purchase Price”) payable to the Seller as follows:”

3.             Form of Lease, Exhibit H.  The Form of Lease in Exhibit H attached to the Contract is hereby deleted in its entirety and replaced with Exhibit H attached hereto and made a part hereof.

4.             Closing.  Notwithstanding anything to the contrary in the Contract, the parties agree that the closing escrow may release on or before February 2, 2015.

5.             Counterparts; Fax or Email Signatures.  This Amendment may be executed in any number of counterparts, each of which shall, when executed, be deemed to be an original and all of which shall be deemed to be one and the same instrument.  Signature pages may be detached from separate counterparts and combined into a single counterpart.  Further, each party hereto may rely upon a telecopied (faxed) or electronically-mailed signature of a counterpart of this Amendment or detached signature page therefrom that has been executed by any other party hereto as if the same were the executed original thereof, and the other party shall be bound thereby.

6.             Ratification and Incorporation.  Except as expressly modified by this Amendment, the Contract remains unmodified and in full force and effect.  This Amendment shall form a part of the Contract and all references to the Contract shall mean that document as hereby modified.

7.             Recitals.  The recitals set forth above are true, correct and complete and are hereby incorporated herein and made a part of this Amendment.

8.             Successors and Assigns.  The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their permitted successors and permitted assigns.

9.             No Prejudice; No Impairment.  This Amendment shall not prejudice any rights or remedies of Seller or Purchaser under the Contract, as hereby amended.

[The rest of this page intentionally left blank.  Signature page follows.]

SIXTH AMENDMENT TO REAL ESTATE SALE AGREEMENT (BEVERLY/AXCELIS)

IN WITNESS WHEREOF, Purchaser and Seller have executed this Sixth Amendment as of the day and year above first written.

PURCHASER:

Middleton Beverly Investors LLC

By:	Peter L. Holstein
Name:	Peter L. Holstein
Title:	Authorized Signatory

SELLER:

Axcelis Technologies, Inc.

By:	Lynnette C. Fallon
Name:	Lynnette C. Fallon
Title:	EVP HR/Legal and General Counsel

Exhibit H

Form of Lease

Note:  The Form of Lease attached as Exhibit H to the Sixth Amendment to Real Estate Sale Agreement dated as of January 30, 2015 between Middleton Partners LLC and Axcelis Technologies, Inc., as filed with the Securities Exchange Commission (the “Commission”) on Form 10-K, is omitted in accordance with Paragraph (b)(2) of the Instructions to Item 601 of Regulation S-K issued by the Commission, on the basis that the executed version of the Lease is also filed as an exhibit to the same Form 10K, and therefore such Form of Lease does not contain information which is material to an investment decision and which is otherwise not disclosed in the Form 10-K to which this Sixth Amendment to Real Estate Sale Agreement is an exhibit.

On request of the Commission, Axcelis will furnish to the Commission supplementally a copy of this omitted exhibit.